                                                              Exhibit 99.1(a)(2)

                              LETTER OF TRANSMITTAL

                        LORAL SPACE & COMMUNICATIONS LTD.
                           LORAL SPACECOM CORPORATION

            OFFER TO GRANT NEW OPTIONS OF LORAL SPACECOM CORPORATION
         TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,
                      OF LORAL SPACE & COMMUNICATIONS LTD.,
              WITH AN EXERCISE PRICE TO BE DETERMINED, IN EXCHANGE
              FOR OUTSTANDING OPTIONS OF LORAL SPACECOM CORPORATION
         TO PURCHASE SHARES OF COMMON STOCK, PAR VALUE $0.01 PER SHARE,
                      OF LORAL SPACE & COMMUNICATIONS LTD.,
            HAVING AN EXERCISE PRICE PER SHARE OF $2.00 OR MORE UNDER
     LORAL SPACE & COMMUNICATIONS LTD.'S 2000 AND 1996 STOCK OPTION PLANS.

   THE OFFER AND WITHDRAWAL RIGHTS EXPIRE AT 11:59 P.M., NEW YORK CITY TIME ON
          MARCH 6, 2003, UNLESS THE OFFER IS EXTENDED BY LORAL SPACE &
              COMMUNICATIONS LTD. AND LORAL SPACECOM CORPORATION.

To:
Loral Space & Communications Ltd.
Loral SpaceCom Corporation
Attention: Patricia Rodenburg
600 Third Avenue
New York, New York 10016
Facsimile: (212) 338-5690

              Delivery of this Letter of Transmittal to an address
                other than as set forth above or transmission via
                  facsimile to a number other than as set forth
                      above or transmission via e-mail will
                        not constitute a valid delivery.

                   You must return this Letter of Transmittal
                             to tender your options.

         Pursuant to the terms and subject to the conditions of the Offer to Exchange dated February 5, 2003 and this Letter of Transmittal, I hereby elect to exchange my existing options of Loral SpaceCom Corporation issued under Loral Space & Communications Ltd.'s 2000 Stock Option Plan or Loral Space & Communications Ltd.'s 1996 Stock Option Plan, with an exercise price of $2.00 or more to purchase shares of Common Stock, par value $0.01 per share, of Loral Space & Communications Ltd. for new options of Loral SpaceCom Corporation to purchase shares of Common Stock, par value $0.01 per share, of Loral Space & Communications Ltd.

To:      Loral Space & Communications Ltd.
         Loral SpaceCom Corporation

         Upon the terms and subject to the conditions set forth in the Offer to Exchange dated February 5, 2003 (the "Offer to Exchange"), the receipt of which I hereby acknowledge, and in this Letter of Transmittal (this "Letter" which, together with the Offer to Exchange, as they may be amended or supplemented from time to time, constitutes the "Offer"), I, the undersigned, hereby tender to Loral Space & Communications Ltd., a company organized under the laws of Bermuda (the "Company") and to Loral SpaceCom Corporation, a Delaware corporation and wholly owned subsidiary of the Company ("Loral SpaceCom"), the options I hold to purchase shares of Common Stock, par value $.01 per share, of the Company (the "Common Stock") with an exercise price of $2.00 or more issued pursuant to the Company's 2000 Stock Option Plan or the Company's 1996 Stock Option Plan, as indicated on Schedule I to this Letter (the "Tendered Options"), in exchange for "New Options," which are the new options of Loral SpaceCom to purchase shares of Common Stock having a per share exercise price equal to the fair market value of one share of Common Stock as determined in accordance with Section 4 of this Letter, on the date of grant according to the exchange ratio as set forth below:

 Exercise Price of Existing Options Tendered                Exchange Ratio of New Options for
 -------------------------------------------                ---------------------------------
                                                                    Existing Options
                                                                    ----------------
$2.00 or more but less than or equal to $7.00   70% exchange ratio: new option granted to purchase seven
                                                   shares of common stock for every existing option to
                                                      purchase ten shares of common stock tendered

                $7.01 or more                    25% exchange ratio: new option granted to purchase one
                                                   share of common stock for every existing option to
                                                      purchase four shares of common stock tendered

         Each New Option will be subject to the terms of either the Loral Space & Communications Ltd. 2000 Stock Option Plan or the Loral Space & Communications Ltd. 1996 Stock Option Plan (each a "Plan"), as determined by the Company on the date of grant.

         Subject to, and effective upon, the Company's acceptance for exchange of the Tendered Options in accordance with the terms and subject to the conditions of the Offer (including, if the Offer is extended or amended, the terms and conditions of any such extension or amendment), I hereby sell, assign and transfer to the Company all right, title and interest in and to the Tendered Options.

         I hereby represent and warrant that I have full power and authority to tender the Tendered Options and that, when and to the extent the Tendered Options are accepted for exchange by the Company, the Tendered Options will be free and clear of all security interests, liens, restrictions, charges, encumbrances, conditional sales agreements or other obligations relating to the sale or transfer thereof (other than pursuant to the applicable option agreement) and the Tendered Options will not be subject to any adverse claims. Upon request, I will exercise and deliver any additional documents deemed by the Company to be necessary or desirable to complete the exchange of the Tendered Options pursuant to the Offer.

         The name and social security number of the registered holder of the Tendered Options appears below exactly as it appears on the option agreement or agreements representing the Tendered Options.

         I understand and acknowledge that:

         (1) I MAY TENDER ONLY THE STOCK OPTIONS OUTSTANDING UNDER THE PLANS HAVING AN EXERCISE PRICE PER SHARE OF $2.00 OR MORE (THE "ELIGIBLE OPTIONS") AND THAT I AM NOT REQUIRED TO TENDER ANY OF SUCH ELIGIBLE OPTIONS IN THE OFFER. I MAY TENDER OPTIONS ONLY ON A GRANT-BY-GRANT BASIS, THAT IS, FOR EACH OPTION GRANT I HAVE RECEIVED, I MAY TENDER ALL OR NONE (BUT NOT PART) OF THE OUTSTANDING OPTIONS GRANTED ON THAT DATE. THUS, IF I DECIDE TO TENDER ANY OPTIONS SUBJECT TO A SPECIFIC GRANT, I MUST TENDER ALL OF THE OUTSTANDING ELIGIBLE OPTIONS SUBJECT TO THAT GRANT. IN ADDITION, IF I DO NOT COMPLETE
SCHEDULE I TO THIS LETTER INDICATING THAT I ELECT TO ONLY TENDER CERTAIN OPTION GRANTS, I WILL BE DEEMED TO HAVE ELECTED TO TENDER ALL OF MY ELIGIBLE OPTION GRANTS.

         (2) All Eligible Options properly tendered prior to 11:59 p.m., New York City time, on March 6, 2003, unless the Company has extended the period of time the Offer will remain open (the "Expiration Date"), and not properly withdrawn will be exchanged for New Options, upon the terms and subject to the conditions of the Offer, including the conditions described in Sections 1 and 6 of the Offer to Exchange.

         (3) Upon the Company's acceptance of the Tendered Options for exchange, I understand that the option agreement or agreements to which the Tendered Options are subject will be terminated and the options thereunder will be canceled. Each New Option will be subject to the terms and conditions of one or both of the Plans to which the Tendered Options were subject as determined by the Company on the date of grant and the terms of a new option agreement between the Company and me, a copy of which I will receive after the New Options are granted. As such, the terms of the New Options will be similar to the terms of my Tendered Options.

         (4) The New Options will not be granted until the first business day that is at least six months and one day after the date the Company accepts for exchange and cancels the Tendered Options and (a) will have an exercise price equal to the fair market value of the Common Stock on that grant date, however, in no instance shall the exercise price be below the par value per share of the Common Stock, and (b) will vest in three equal annual installments at the rate of one-third of the shares underlying the New Options on each of the first, second and third anniversaries of the date of the grant. Fair market value will be determined as follows: (i) if the Common Stock is quoted on the New York Stock Exchange, fair market value will be the average of the high and the low sale price as quoted on the New York Stock Exchange on the date of grant, or if there is no such sale on that date, then on the last preceding date on which sales were quoted, (ii) if the Common Stock is not quoted on the New York Stock Exchange, but is quoted on another national securities exchange or on the Nasdaq Stock Market, then the fair market value will be the average of the high and low sale price on the date of grant as quoted on the principal such exchange or market or if there is no such sale on that date, then on the last preceding date on which sales were quoted, or (iii) if the Common Stock is not quoted on a national securities exchange or on the Nasdaq Stock Market, then the fair market value on the date of grant will be determined by the Compensation Committee of the Company's Board of Directors.

         (5) I must be a current employee of the Company or its subsidiaries or a current employee of XTAR, L.L.C., GlobalTel J.S.C. or Globalstar do Brasil, S.A. from the date I tender the

Tendered Options through the date the New Options are granted in order to receive the New Options, and, if my employment is terminated for any reason (whether by the Company or me), or in the case of my death, I will not receive any New Options or any other consideration for the Tendered Options.

         (6) In the event the Company were to undergo a corporate transaction in which its shares are acquired by another person or entity after I tender the Tendered Options but before the New Options are granted, I will hold neither my Tendered Options nor my New Options, and therefore will not participate through them in any transaction affecting the Common Stock during this period.

         (7) By tendering the Tendered Options pursuant to the procedure described in Section 3 of the Offer to Exchange and in the instructions to this Letter, I accept the terms and conditions of the Offer. The Company's acceptance for exchange of the Tendered Options will constitute a binding agreement between the Company, Loral SpaceCom and me upon the terms and subject to the conditions of the Offer.

         (8) Under certain circumstances set forth in the Offer to Exchange, the Company may terminate or amend the Offer and postpone its acceptance and cancellation of any Tendered Options.

         (9) All options that are not accepted for exchange shall remain outstanding and retain their current exercise price and vesting schedule.

         (10) The Company has advised me to consult with my own financial or tax advisors as to the consequences of participating or not participating in the Offer.

         (11) I have read, understand and agree to all of the terms and conditions of the Offer.

         All authority herein conferred or agreed to be conferred shall not be affected by, and shall survive, my death or incapacity, and all of my obligations hereunder shall be binding upon my heirs, personal representatives, successors and assigns. Except as stated in the Offer, this tender is irrevocable.

         The offer is not being made to (nor will tenders of Tendered Options be accepted from or on behalf of) holders in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

         Instruction: You must complete and sign the following exactly as your name appears on the option agreement or agreements evidencing the options you are tendering. If the signature is by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or another person acting in a fiduciary or representative capacity, please set forth the signer's full title and include with this Letter proper evidence of the authority of such person to act in such capacity.

                                 SIGNATURE OF OWNER

                                 X
                                 -----------------------------------------------
                                 (Signature of Holder or Authorized Signatory -- See Instructions 1 and 3)

                                 Date:

                                 -----------------------------------------------

                                 Print Name:

                                 -----------------------------------------------

                                 Capacity:

                                 -----------------------------------------------

                                 Address:

                                 -----------------------------------------------

                                 -----------------------------------------------

                                 Daytime Telephone No. (with area code):

                                 -----------------------------------------------

                                 Tax ID/ Social Security No.:

                                  ----------------------------------------------

                                 Place of Loral employment:

                                 -----------------------------------------------

                                  INSTRUCTIONS

              FORMING PART OF THE TERMS AND CONDITIONS OF THE OFFER

         1. DELIVERY OF LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS. If you elect to tender any of your Eligible Options, a properly completed and duly executed original of this Letter of Transmittal (or a facsimile thereof) and
Schedule I to this Letter of Transmittal, indicating which option grants you are tendering, must be received by the Company at its address set forth on the front cover of this Letter on or before the Expiration Date. You only need to return these documents if you have elected to participate in the Offer. If you do not execute and deliver to us the Letter of Transmittal and all other required documents in accordance with the instructions provided therein, you will be deemed to have elected to reject the Offer. IN ADDITION, IF YOU SIGN AND RETURN TO US THE LETTER OF TRANSMITTAL, BUT FAIL TO COMPLETE SCHEDULE I TO THIS LETTER OF TRANSMITTAL, YOU WILL BE DEEMED TO HAVE ELECTED TO TENDER ALL OF YOUR ELIGIBLE OPTIONS.

         THE METHOD BY WHICH YOU DELIVER ANY REQUIRED DOCUMENTS IS AT YOUR OPTION AND RISK, AND THE DELIVERY WILL BE DEEMED MADE ONLY WHEN ACTUALLY RECEIVED BY THE COMPANY. IF YOU ELECT TO DELIVER YOUR DOCUMENTS BY MAIL, THE COMPANY RECOMMENDS THAT YOU USE REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. IF DELIVERY IS BY FACSIMILE, WE ALSO RECOMMEND THAT YOU SEND A COPY OF YOUR LETTER OF TRANSMITTAL, SCHEDULE I AND ANY REQUIRED DOCUMENTS BY REGISTERED MAIL WITH RETURN RECEIPT REQUESTED. E-MAIL DELIVERY WILL NOT BE ACCEPTED. IN ALL CASES, YOU SHOULD ALLOW SUFFICIENT TIME TO ENSURE TIMELY DELIVERY. RETAIN A COPY OF YOUR LETTER OF TRANSMITTAL AND ANY REQUIRED DOCUMENTS FOR YOUR OWN RECORDS.

         Elections with respect to tenders of options made pursuant to the Offer may be changed at any time prior to the Expiration Date. You may withdraw your election with respect to the tender of your Tendered Options at any time before the expiration of the Offer. If the Offer is extended by the Company, you may withdraw your election at any time until the expiration of the extended Offer. To change your election with respect to the tender of Tendered Options you must deliver a Notice of a Change in Election From Accept to Reject, or a facsimile thereof, with the required information to the Company while you still have the right to change your election with respect to the tender of the Tendered Options. Withdrawals may not be rescinded and any options withdrawn will thereafter be deemed not properly tendered for purposes of the Offer unless such withdrawn options are properly re-tendered prior to the Expiration Date by following the procedures described above.

         The Company will not accept any alternative, conditional or contingent tenders. All tendering Option Holders, by execution of this Letter of Transmittal (or a facsimile of it), waive any right to receive any notice of the acceptance of their tender, except as provided for in the Offer to Exchange.

         2. TENDERS. If you intend to tender options pursuant to the Offer, you must complete and sign this Letter of Transmittal. You may tender options only on a grant-by-grant basis, that is, for each option grant you have received, you may tender all or none (but not part) of the outstanding options granted on that date. Thus, if you decide to tender any options subject to a specific grant, you must tender all of the outstanding eligible options subject to that grant.

         3. SIGNATURES ON THIS LETTER OF TRANSMITTAL. If this Letter of Transmittal is signed by the holder of the options, the signature must correspond with the name as written on the face of the option agreement or agreements to which the options are subject without alteration, enlargement or any change whatsoever.

         If this Letter is signed by a trustee, executor, administrator, guardian, attorney-in-fact, officer of a corporation or other person acting in a fiduciary or representative capacity, such person should so indicate when signing, and proper evidence satisfactory to the Company of the authority of such person to act in such capacity must be submitted with this Letter.

          4. REQUESTS FOR ASSISTANCE OR ADDITIONAL COPIES. Any questions or requests for assistance, as well as requests for additional copies of the Offer to Exchange or this Letter may be directed to Jeanette Clonan or John McCarthy at (212) 338-5670. Copies will be furnished at the Company's expense.

         5. IRREGULARITIES. All questions as to the number of shares subject to Tendered Options to be accepted for exchange, and the validity, form, eligibility (including time of receipt) and acceptance for will be determined by the Company in its discretion, which determinations shall be final and binding on all parties. The Company reserves the right to reject any or all tenders of options the Company determines not to be in proper form or the acceptance of which may, in the opinion of the Company's counsel, be unlawful. The Company also reserves the right to waive any of the conditions of the Offer and any defect or irregularity in the tender of any particular options, and the Company's interpretation of the terms of the Offer (including these instructions) will be final and binding on all parties. No tender of options will be deemed to be properly made until all defects and irregularities have been cured or waived. Unless waived, any defects and irregularities in connection with tenders must be cured within such time, as the Company shall determine. Neither the Company nor any other person is or will be obligated to give notice of any defects or irregularities in tenders, and no person will incur any liability for failure to give any such notice.

         IMPORTANT: IF YOU WISH TO ACCEPT THE OFFER, THIS LETTER OF TRANSMITTAL (OR A FACSIMILE COPY THEREOF) AND SCHEDULE I, TOGETHER WITH ALL OTHER REQUIRED DOCUMENTS MUST BE RECEIVED BY THE COMPANY ON OR PRIOR TO THE EXPIRATION DATE. YOU MUST DELIVER A PROPERLY EXECUTED PAPER COPY OR FACSIMILE COPY OF THE DOCUMENTS. E-MAIL DELIVERY WILL NOT BE ACCEPTED.

         6. IMPORTANT TAX INFORMATION. You should refer to Section 13 of the Offer to Exchange, which contains important tax information.

                       SCHEDULE I TO LETTER OF TRANSMITTAL

Name:
       ------------------------
Loral Division Employed:
                        --------------------
[ ] By checking this box, I am tendering ALL of my Eligible Options.

NOTE: If you have checked the box above you do not need to complete the remainder of this Schedule I.

[ ] By checking this box, I am only tendering certain of my Eligible Options as specified on the chart below.

--------------------   ---------------------   -----------------------------------------
DATE OF OPTION GRANT   PRICE OF OPTION GRANT   NUMBER OF SHARES UNDERLYING OPTION GRANT*
--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

--------------------   ---------------------   -----------------------------------------

----------
* Note: If you elect to tender any of your eligible options granted on a specific date, you must tender all of your eligible options granted on that date.